UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2022

EQUATOR Beverage Company

(Exact name of registrant as specified in its charter)

Delaware	000-55269	26-0884348
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

185 Hudson Street, Floor 25 Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 929-264-7944

MOJO Organics, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 3 – Securities and Trading Markets

Item 3.03 Material Modification of Rights of Security Holders

Our majority shareholder and our board of directors approved an amendment to our Articles of Incorporation for the purpose of approving a reverse split of one for two in which each shareholder will be issued one common share in exchange for every two common shares of their currently issued common stock.

Prior to approval of the reverse split we had a total of 31,357,003 issued and outstanding shares of common stock, par value $0.001. On the effective date of the reverse split, we will have a total of to 15,678,502 issued and outstanding shares of common stock, par value $0.001. New stock certificates will be issued upon surrender of the shareholders’ old certificates.

In addition, our board of directors and majority shareholders approved a name change to “EQUATOR Beverage Company” and a decrease in our authorized common stock from 40,000,000 shares, par value $0.001 per share, to 20,000,000 shares, par value $0.001 per share.

A copy of the Certificate of Amendment that was filed with the Delaware Secretary of State on July 5, 2022 is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

In connection with the reverse split and name change, we have the following new CUSIP number: 60841T301. We have submitted the required information to FINRA and received a market effective date of July 20, 2022, which is the effective date of the reverse split and name change. Our common stock will continue to trade under the symbol “MOJO.”

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment, dated July 5, 2022
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUATOR Beverage Company

/s/ Glenn Simpson
Glenn Simpson
Chairman and CEO

Date: July 20, 2022

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